EXHIBIT 11

                       FORM OF LEGALITY OF SHARES OPINION

                            VISION MID CAP STOCK FUND

                   A PORTFOLIO OF VISION GROUP OF FUNDS, INC.

                              5800 CORPORATE DRIVE

                            PITTSBURGH, PA 15237-7010

                                  JULY __, 1999

The Directors of
Vision Group of Funds, Inc.
5800 Corporate Drive
Pittsburgh, PA  15237-7010

Gentlemen:

        Vision Group of Funds, Inc., a Maryland Corporation ("Corporation"), proposes to issue shares of common stock representing interests in the Class A Shares of a separate portfolio of securities known as "Vision Mid Cap Stock Fund" (such shares of common stock being herein referred to as "Shares") in connection with the acquisition of the assets of Vision Capital Appreciation Fund and Vision Growth & Income Fund, portfolios of the Corporation, pursuant to the Agreement and Plan of Reorganization dated June 21, 1999 ("Agreement"), filed as an exhibit to the registration statement of the Corporation filed on Form N-14 (Securities Act of 1933 No. to be assigned) under the Securities Act of 1933, as amended ("N-14 Registration").

        As counsel I have participated in the organization of the Corporation, its registration under the Investment Company Act of 1940, as amended, the registration of its securities on Form N-1A under the Securities Act of 1933 and its N-14 Registration. I have examined and am familiar with the written Articles of Incorporation dated February 23, 1988, and all amendments thereto (collectively, the "Articles of Incorporation"), the Bylaws of the Corporation, the Agreement and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate by me for the purposes of this opinion.


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        Based upon the foregoing, it is my opinion that;

1. The Corporation is duly organized and validly existing pursuant to the Articles of Incorporation.

        2. The Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the Agreement and the Articles of Incorporation and subject to compliance with the Investment Company Act of 1940, as amended, and applicable state laws regulating the sale of securities. Such Shares, when so issued, will be fully paid and non-assessable.

        I hereby consent to the filing of this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the states of the United States.

                                                               Very truly yours,

                         VISION MID CAP STOCK FUND - A PORTFOLIO OF VISION GROUP
                                                                     FUNDS, INC.

                                                     BY: NAME: VICTOR R. SICLARI
                                                                TITLE: SECRETARY